Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES

                        Calculation of Earnings Per Share


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
                                             Seven Months
                                                Ended
                                             December 31,      Years ended May 31,
                                             ------------      -------------------
                                                1995           1995          1994
                                             ------------  ------------  ------------

Primary and Fully Diluted Earnings (Loss):
 Income (loss) from continuing operations    $   560,672   $(2,078,126)  $  (143,236)
 Income (loss) from discontinued operations      (28,163)    1,518,659     2,163,984
 Gain on sale of discontinued operations         296,839     8,885,688          --
                                             -----------   -----------   -----------

 Earnings from operations applicable
    to Common Stock                          $   829,348   $ 8,326,221   $ 2,020,748
                                             -----------   -----------   -----------

Shares:
 Weighted average number of common
    shares outstanding                         7,765,261     7,307,657     7,177,564
 Added shares issuable from assumed
    exercise of options                            5,656       102,891       239,157
                                             -----------   -----------   -----------

 Weighted average number of common
    shares as adjusted                         7,770,917     7,410,548     7,416,721
                                             -----------   -----------   -----------

Primary and Fully Diluted Earnings (Loss):
 From continuing operations                  $       .07   $      (.28)  $      (.02)
 From discontinued operations                       --             .21           .29
 From gain on sale of discontinued
    operations                                       .04          1.19          --
                                             -----------   -----------   -----------

 Earnings per common share                   $       .11   $      1.12   $       .27
                                             ===========   ===========   ===========

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